SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 29, 2003

Date of earliest event reported: July 29, 2003

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

000-28401	Delaware	77-0449487
(Commission File No.)	(State of Incorporation)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 298-5300

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press Release dated July 29, 2003 by Maxygen, Inc.

Item 12.	Results of Operations and Financial Condition.

On July 29, 2003, Maxygen announced its financial results for the three months and six months ended June 30, 2003 and certain other information. The press release, which has been attached as Exhibit 99.1, discloses certain financial measures, such as (i) non-GAAP net loss (net loss calculated according to GAAP, less stock compensation expense, amortization of intangible assets and subsidiary preferred stock accretion) and (ii) cash utilization (non-GAAP net loss, less capital expenses, plus depreciation), each of which may be considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

To supplement Maxygen’s consolidated financial statements presented in accordance with GAAP, Maxygen uses non-GAAP financial measures of cash utilization and non-GAAP net loss, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of Maxygen’s current financial performance and Maxygen’s prospects for the future. Specifically, Maxygen believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of Maxygen’s core operating results. Maxygen management uses non-GAAP net loss and cash utilization in analyzing the performance of each of its operating business segments and in analyzing the performance of Maxygen as a whole. In addition, because Maxygen has historically reported certain non-GAAP financial measures to investors, Maxygen believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measures included in the attached press release have been reconciled to the nearest GAAP measure.

The attached press release also contains forward-looking statements relating to Maxygen’s performance during 2003. A more thorough discussion of certain factors that may affect Maxygen’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maxygen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in Maxygen’s Quarterly Reports on Form 10-Q.

The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: July 29, 2003	By:	/s/ Michael Rabson
Michael Rabson General Counsel, Senior Vice President of Legal Affairs